UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24

ONLINE DISRUPTIVE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27387
(Commission File Number)

27-1404923
(IRS Employer Identification No.)

3120 S. Durango Dr. Suite 305, Las Vegas, Nevada 89117
(Address of principal executive offices and Zip Code)

(702) 579-7900
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events

On December 30, 2010, Online Disruptive Technologies, Inc. (the “Company”) filed a Prospectus as part of its Registration Statement on Form S-1 (File Number 333-168698), which registered a total of 8,000,100 shares of the Company’s common stock (each, a “Share”), of which 6,000,000 Shares were offered for sale by the Company at a price per Share of $0.01 (the “Primary Offering”) and 2,000,100 were offered by the Selling Shareholders, as described in the Prospectus.

On February 24, 2011, the Company closed the Primary Offering. The Company sold 6,000,000 Shares through the Primary Offering and received gross proceeds of $60,000. None of the Shares were sold to a U.S. person.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONLINE DISRUPTIVE TECHNOLOGIES, INC.

By:   /s/ Benjamin Cherniak
         Benjamin Cherniak
         President and Director
         Dated: March 2, 2011